                                      LEASE

          THIS LEASE, made and entered into this 14 day of July, 1986, between DUBLIN INVESTMENT COMPANY, a Wisconsin general partnership, hereinafter called "Lessor", and PAYCO AMERICAN CORPORATION, a Delaware corporation, hereinafter called "Lessee".

          WITNESSETH:

          WHEREAS, the leasehold premises which are the subject of this Lease consist of a two-story brick and glass commercial office building of approximately forty-three thousand (43,000) square feet in size located at 5626 Frantz Road, Dublin, Ohio, with a surfaced parking lot sufficient for not less than four hundred eighty-five (485) cars, the real estate being more particularly described on Exhibit A attached hereto.

          NOW, THEREFORE, in consideration of the premises and of the mutual benefits to be derived therefrom, it is agreed as follows:

          1. Lessor hereby leases, demises and rents unto Lessee, and Lessee hereby leases, takes and hires of and from the Lessor, the demised premises, above described, including all easements, rights of way and other rights appurtenant thereto.

          2. This Lease shall be for a term of twenty (20) years commencing on the first day of June, 1987, and ending on midnight of the 31st day of May, in the year 2007, unless sooner terminated as hereinafter set forth. If Lessee shall be given physical occupancy of the premises, prior to the commencement of the Lease, such occupancy shall not affect the term of the Lease, and

Lessee agrees to pay to Lessor the per diem rental charge for early occupancy equal to l/365ths of the annual base rental. If the commencement date of the Lease is deferred because of Lessor's inability to give occupancy to Lessee, the term of the Lease shall commence on the first day of the month following the date of initial occupancy by Lessee, and the termination date shall correspondingly be extended.

          3. Lessee shall have the option to terminate the Lease under the following terms and conditions: After the first sixty (60) months of the Lease term have expired, Lessee shall have the following calendar month (time being of the essence) to make an election to terminate the Lease at the end of the seventy-second (72nd) month. This election must be in writing, a copy of which will be sent to Lessor's mortgagee. Lessee shall be required to pay a cancellation penalty equal to one (1) full year's rent, based on all rental due and owing under the terms of the Lease, for the twelve (12) month period prior to the effective date of termination. The effective date of termination would be at the end of the seventy-second (72nd) month. The payment of this penalty shall not relieve Lessee of its obligation under the terms of the Lease to pay the rent to the effective date of termination. The election must be personally delivered to, or sent postage prepaid, to one of the managing partners of Lessor at the address of the partnership where the rent is then being paid. The penalty is payable in one lump sum in cash on the last day of the seventy-second (72nd) month.

          4. (A) The Lessee shall pay a base annual rental of Four Hundred Fifty Thousand Dollars ($450,000.00), payable in equal monthly installments of Thirty-seven Thousand Five Hundred Dollars ($37,500.00) each, on the first day of each and every month, in advance.

          (B) At the end of the twelfth (12th) month of the term, the base annual rental shall be adjusted in the amount of the increase in the Consumer Price Index ("CPI") for United States, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers or Items (1967 = 100). The computation shall be made by multiplying $450,000.00 by a fraction the numerator of which shall be the index figure for the month prior to the month in which the adjustment commences and the denominator of which shall be the index figure for the month prior to the month in which the Lease commences. In the event that the Bureau of Labor Statistics shall cease to publish the index, then a similar index by any other branch or department of the United States shall be used. The result of this computation shall then be divided by twelve (12) and commencing the thirteenth (13th) month of the Lease, the adjusted base rental shall be paid. Annually thereafter, at twelve (12) month intervals, the base annual rental shall be adjusted in accordance with the adjustment in the CPI or other comparable index. The maximum increase in rental for any twelve (12) month period shall be five (5%) percent over the initial base annual rental. Increases at the end of each twelve (12) months of the term thereafter, shall be limited to the amount of the sum of the increase in the CPI during the twelve (12) month period preceding, plus the amount which the increase in the CPI during any twelve (12) month term exceeded five (5%) percent to the extent the excess has not previously been applied, but in no event, is the increase at the end of any twelve (12) month period to exceed five (5%) percent.

          (C) In the event that the interest rate required to be paid by Lessor on its underlying first mortgage indebtedness covering the premises at any time during the term of this Lease exceeds the agreed rate of 9 3/4 percent, the annual base rental shall increase by the sum of Six Thousand Five Hundred Dollars ($6,500.00) for each twenty-five (25) basis points of increase in the interest rate over 9 3/4 percent. Such rental increase shall become effective the month following the effective date of the mortgage rate adjustment. This increased rental shall be payable in monthly installments. In the event that the annual base rental is increased at any time during the term of this Lease, should there subsequently be a decrease in the underlying mortgage interest rate, the annual base rental shall correspondingly be decreased, however not to an amount less than that specified as the base rental and any CPI adjustments as set forth in paragraphs 4.(A) and (B) above. Written evidence of adjustments in the Lessor's mortgage rate, together with the proposed base rental adjustment, shall be furnished to Lessee within ten (10) days of any effective date of interest rate adjustment by Lessor's mortgagee.

          5. It is agreed that the leased premises shall be used by the Lessee as a general office building and that Lessee shall with Lessor's prior written consent, and, if required, the consent of Lessor's mortgagee, to have the right to sublease out portions of the building to qualified, responsible tenants, requiring office space or at Lessee's option the entire premises to Payco-General American Credits, Inc. In the event of such sublease, Lessee's obligation to pay rent under the terms and conditions of this Lease, shall not be relieved and Lessee shall remain liable under its full obligation, pursuant to the terms of this Lease. Written consent to such subleasing shall not be unreasonably withheld.

          6. The Lessor shall have no obligation to make alterations, improvements or repairs of any kind on or about the demised premises or the building or buildings thereon, or of which they are a part, or the equipment, fixtures, plumbing, appliances, or machinery in, upon or serving same, or the streets, alleys, areas, area-ways or passages adjoining or appurtenant thereto. Without limitation, Lessee covenants and agrees at its own expense throughout the term:

          (A) to maintain and keep every part of demised premises, including fixtures and appurtenances situated thereon in good and substantial order and repair; and

          (B) to comply with all laws and orders of municipal, state and other governmental authorities pertaining to the demised premises or the use of the demised premises.

          7. Lessee shall pay and discharge as and when the same become due and prior to delinquency all taxes, assessments, levies and other charges, general and special, which are or may be during the term hereof, levied, assessed, imposed or charged against the demised premises and any personal property owned by the Lessor but used by the Lessee in connection with its use of the demised premises and situated thereon, provided, however, that the Lessee during the first calendar year of the original term of this Lease and the last calendar year of the original term or the final extension thereof shall be obligated to pay only a prorata portion of said real estate taxes due and payable for such year based upon the part of the year the Lessee occupies the demised premises, and shall only be obligated to pay those installments of special assessments (using the longest amortization term available) coming due during the term of this Lease.

          The Lessee may in good faith contest any tax assessed which it is obligated to pay under the terms of this Lease if it shall give the Lessor a bond for such amount and guaranteed by such surety as may be satisfactory to the Lessor. The Lessor shall give the Lessee copies of all notices of levy or change or proposed change in tax rate or assessment within thirty (30) days after receipt by Lessor. The Lessor at its option, may require Lessee to pay over to Lessor an amount equal to one-twelfth (1/12th) of the estimated annual real estate taxes which may be due and payable during any lease year. Lessor shall adjust the amount of such payments upon the municipality rendering the real estate tax bill, and in the event that Lessee has paid an insufficient amount to cover the total amount due, then Lessee shall, upon demand, pay the additional sum. In the event that

Lessee has paid an amount in excess of the amount necessary to cover the general real estate tax liability, then Lessee shall receive a credit against the following year's estimated taxes for such overpayment.

          8. Lessee covenants and agrees at its own expense throughout the term to provide and maintain policies of insurance upon the premises in the amounts and with companies acceptable to Lessor, licensed to transact business in the State of Ohio, and, in connection with casualty insurance, with mortgagee clauses in favor of and with losses payable to Lessor and its mortgagee, as follows:

          (A) Fire and extended coverage insurance upon all improvements upon the premises in the amount of the full insurable value thereof, with full replacement cost endorsement;

          (B) General comprehensive public liability insurance in such amounts as Lessor may from time to time determine as appropriate, but in no event less than $3,000,000/3,000,000/500,000;

          (C) Workmen's compensation insurance, if Lessor has any employees on or about the premises;

          (D) Such other insurance and coverage as Lessor may require or as may be customarily carried by persons owning and operating properties of the same type and usage as the leasehold premises .

          9. Upon the termination of this agreement, the Lessee may remove any trade fixtures and equipment owned by it or placed upon the premises by it, other than fixtures installed to replace those presently in the premises, provided, however, that the Lessee leaves the premises in the same condition or repair and tenantability as they were at the time of the making of this agreement prior to the addition of such trade fixtures.

          10. The Lessee shall pay for all utilities, including gas, electricity, sewer and water, as well as any other services used therein during the term of this Lease.

          11. Lessee agrees to save the Lessor harmless and indemnified from al1 loss, damage, liability or expense incurred or claimed by reason of Lessee's neglect or use of the premises, or by reason of any injury or property damage to any person or property on the premises described herein, except such as is caused by the negligence of the Lessor, and Lessee further agrees to pay all legal expenses, including a reasonable attorney's fee, incurred by the Lessor by reason of the commencement of legal proceedings to enforce any of the provisions of this Lease and resulting in a decree or award in favor of the Lessor.

          The Lessor shall not be liable, and the Lessee hereby waives all claims against the Lessor, for any injury, loss or damage, by theft or otherwise, or damage either to person or property, sustained by the Lessee or other persons, whether due to the building or any part or appurtenances thereof becoming out of repair, or arising from bursting of pipes or resulting from steam, electricity, gas, odors, water, rain or snow which may leak or come from any part of the building or adjoining premises, or due to the happening of any accident in or about the building, or to pipes or appurtenances, or plumbing works therein, or from any other cause whatsoever, unless caused by the negligence of the Lessor.

          12. In case the demised premises are damaged by fire or other casualty, the Lessor covenants and agrees, subject to the right of cancellation hereinafter set forth, promptly to repair or restore the same and obtain certificates approving all such repairs from all public authorities having jurisdiction, subject to reasonable delays in collection of insurance funds or due to restrictions on or inability to obtain labor or materials, or due to other causes or conditions beyond the control of the Lessor. Prompt repair or restoration shall be deemed to allow a reasonable time for the parties to make a survey and determination of the extent of the damage and the probable cost of necessary repairs and restoration and to prepare suitable plans and specifications for and to repair or restore the demised premises in accordance with such determination.

          In the event the damage to the demised premises is of such nature and extent as to require expenditures for repairing and restoration in excess of 25%, but less than 50% of the replacement value of the improvements upon the demised premises as later determined for fire insurance purposes, Lessor shall have one hundred twenty (120) days from the date the damage occurs or if 50% of such replacement value, then Lessor shall have two hundred ten (210) days from the date the damage occurs to repair and restore the demised premises to a condition substantially equal to or better in every respect than their condition prior to such damage. Lessor shall submit to Lessee full information obtained by it as to the cost of repairing and restoring the demised premises. If all repairs and restoration are not substantially completed within the time limits herein stated, then Lessee may at its option terminate this Lease on written notice given thirty (30) days after expiration of the applicable time limit. Expenditures for repairing and restoration shall include the cost of decorating and refurbishing, but shall exclude damage to personal property owned by Lessee.

          If the demised premises are untenantable for Lessee's purposes in whole or in part due to damage by fire or other casualty, or the repair of such damage, Lessee's obligation to pay rent and taxes shall be abated proportionately from the date of such damage until the demised premises are repaired or restored, and any unearned rent paid by Lessee shall be refunded or credited upon rent subsequently payable by Lessee if this Lease continues in effect.

          13. In the event that the building or the demised premises shall be taken or condemned by any competent authority for any public use or purpose, or in the event that prior to such taking or condemnation, Lessor deems it expedient to sell the premises to such public authority, the term of this Lease shall end upon the first to occur of sale of the premises or the date when the possession of the portion so taken shall be required for such use or purpose, and the Lessee shall have no claim against the Lessor and shall not be entitled to any portion of the amount which may be awarded as damages or paid as a result of such condemnation proceedings. In the event of termination of this Lease as herein provided, the rental shall be apportioned to the date of such termination.

          14. The Lessee shall not assign this Lease without the consent in writing of Lessor. Such consent shall not be unreasonably withheld. It is understood and agreed, however, that if the Lessee shall be declared bankrupt, shall have a receiver appointed of its property, which receiver shall not be discharged in thirty (30) days, or shall Lessee make an assignment for the benefit of creditors, or its rights hereunder shall be taken under execution, it shall be construed as an assignment of this Lease within the meaning hereof and Lessor shall have the right to terminate this Lease upon the happening of the foregoing event. In the event, however, that Lessee is the subject or involved in a merger or consolidation, this Lease will not be construed as being assigned in the event that the resulting corporation of such merger or consolidation has total assets and a net worth after such consolidation merger equal to or greater than that of the Lessee immediately prior to such consolidation or merger. Notwithstanding the foregoing, such act shall require the consent of Lessor and Lessor's mortgagee, which consent shall not be unreasonably withheld.

          15. The Lessee covenants and agrees to pay and discharge all reasonable costs, attorneys' fees and expenses that shall be paid and incurred by the said Lessor in enforcing the covenants and agreements of this Lease on account of Lessee's default hereunder.

          16. The Lessor may at all reasonable times enter said premises to inspect the same, but agrees to maintain confidentiality; and not to use or divulge any proprietary information of Lessee disclosed during such inspection.

          17. In case the Lessee shall vacate or abandon said premises, or shall default in any of its covenants herein, and said default shall not be cured within ten (10) days after notice thereof in writing from the Lessor, the Lessor is hereby authorized to re-enter said premises, to eject the Lessee, and take full possession of said premises, to terminate this Lease at its option and to release and let said premises on such terms as to Lessor shall seem best, to remove from said premises all personal property of the Lessee, and to store the same to the account and at the expense and risk of the Lessee, and to sell said property or any part thereof, and out of the proceeds to pay all expenses of so removing, storing and selling the same, and all sums which shall then be in arrears or past due for rent; and that no such act or acts of the Lessor shall be construed as cancellation of this Lease or waiver of the right of the Lessor to collect rent hereunder for the remainder of said term, except said exercise of its option to terminate the same; and that in case the Lessor shall determine that any action or proceeding at law or otherwise is necessary to enforce the terms and conditions hereof, the Lessee agrees that a reasonable attorney's fee and the necessary costs and disbursements thereof may be allowed and taxed against it.

          18. That no sign, advertisement or notice will be placed or painted on any part of the outside or inside of said building or leased premises, except in such manner, style and places as approved in writing by the Lessor and the Village of Dublin, Ohio, which approval shall not be unreasonably withheld, and the Lessor reserves the right to remove all others at the expense of Lessee.

          19. At all times during the term of this Lease, the Lessee shall and may peaceably and quietly hold and enjoy the demised premises free from molestation, invasion or disturbance.

          20. That Lessor shall have the right to enter the leased premises during twelve (12) months prior to the termination of this Lease, to show the same to prospective tenants, and to place on doors and windows the usual notice that the premises are for rent, upon giving reasonable prior notice to Lessee.

          21. This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents now or hereafter placed on the demised premises without the necessity of any further instrument or act on the part of Lessee to effect such subordination, provided that the holder of any such mortgage shall on behalf of itself, its successors and assigns, agree that Lessee shall have the quiet enjoyment of the demised premises for the term of this Lease in accordance with every provision hereof, so long as Lessee shall fully and faithfully perform all of the terms, covenants and conditions of this Lease on its part to be performed, irrespective of Lessor's default. Lessee covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease upon the foregoing terms as shall be desired by any mortgagee or proposed mortgagee or by any person entitled thereto.

          22. Except as other provisions may herein specifically be made, in the event that either Lessee or Lessor as the obligated party, after ten (10) days' written notice from the other party, fails or refuses to make any of the payments when due as required of such obligor by this Lease (other than the payment of the rent reserved hereunder), or to do or cause to be done promptly any and all of the acts and things in this Lease provided to be done by such obligor, then the other party shall have the right, (but shall be under no obligation to the obligor to do so), to advance any and all sums of money or do or cause to be done any and all acts and things necessary or proper to be done or performed by the obligor, and in such event, the obligor covenants and agrees forthwith upon demand to repay to such other party any and all sums so advanced or expended to do or cause to be done any and all such acts and things.

          In the event that the obligor fails within ten (10) days after written demand by the other party to repay (or, if applicable, to allow a deduction from rental) any sum advanced by the other party pursuant to the foregoing provisions, there shall be added to the sum to be repaid interest thereon from the date of demand to the date of repayment at the rate of ten (10%) percent per annum.

          The Lessee may, (but shall not be obligated to), from time to time, make such payments on account of mortgages or deeds or trust or other encumbrances on or liens against the Lessor's estate as may be necessary in the Lessee's judgment for the protection of the Lessee's estate. The Lessee in making any such payments shall be subrogated as against the Lessor to the rights of the parties to whom such payments are made, and if the Lessor shall after notice fail to repay any amount so paid, the Lessee shall also have the right to deduct the amount so paid, with legal interest thereon, from the rental thereafter accruing, until fully reimbursed.

          23. All notices, consents, demands and requests which may be or are required to be given by either party to the other, shall be in writing, and shall be sent by United States registered or certified mail, with return receipt requested, addressed as follows:

          TO LESSOR:          DUBLIN INVESTMENT COMPANY
                              180 N. Executive Drive
                              Brookfield, WI 53005

                              PAYCO AMERICAN CORPORATION
                              180 N. Executive Drive
                              Brookfield, WI 53005

The date shown on the return receipt as of the date of which said registered or certified mail is received by the addressee shall be conclusively deemed to be the date on which a notice, consent, demand or request is given or made. The above address or a party may be changed at any time, or from time to time by notice given by said party to the other party in the manner hereinabove provided.

          24. Simultaneously with or subsequent to the execution hereof, the parties hereto shall, at the option of either party, execute a short form lease for recording purposes, and, in such event, the terms thereof shall constitute a part of this Lease as fully as though recited at length herein.

          25. This Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit, and be binding upon the Lessor and Lessee, their respective successors and assigns.

          26. Lessor agrees that should it at any time offer the property for sale and receive an acceptable offer to purchase the premises, it will notify Lessee in writing, attaching an exact copy of the offer. Lessee shall then have thirty (30) from receipt of such offer to make a similar offer as to price, terms and conditions with respect to the purchase of the premises. If Lessee does not make such an offer within thirty (30) days, or prior thereto indicate its intention not to make such an offer, then Lessor shall be free to sell the premises to such third-party bona fide purchaser on the same terms and conditions as submitted by the original offer. If there are any changes or modifications to the original offer, Lessee must be informed of such changes and be given ten (10) days to make a similar offer based on such changes or modifications. This right of first refusal shall exist only during the period in which this Lease is in effect.

          IN WITNESS WHEREOF, the Lessor and Lessee have caused this Lease Agreement to be executed by the persons duly authorized on the day and year first above written.

                              DUBLIN INVESTMENT COMPANY
                              A Wisconsin General Partnership
                              Lessor


                              By: /s/Neal R. Sparby
                                  ----------------------
                                  Authorized Partner

                              By: /s/William Kagel
                                  ----------------------
                                  Authorized Partner

                              PAYCO AMERICAN CORPORATION
                              Lessee



                              By: /s/Dennis Punches
                                  -----------------------
                                  President

                               ADDENDUM TO LEASE

     THIS ADDENDUM is made to a Lease entered into on the 14 day of July, 1986, between DUBLIN INVESTMENT COMPANY, a Wisconsin partnership, referred to as "Lessor," and PAYCO AMERICAN CORPORATION, a Delaware corporation, referred to as "Lessee."

     WITNESSETH:

     WHEREAS, the purpose of this Addendum to Lease is to establish terms relating to the cost of leasehold improvements required by Payco American Corporation beyond normal building standards. The specific leasehold improvements are outlined in exhibits from The Daimler Group to the Dublin Investment Company. The leasehold improvements relate to a forty-three thousand (43,000) square foot building located in the Village of Dublin, County of Franklin, State of Ohio, and

     WHEREAS, at the time of entering into the Lease modified by this Addendum the cost and extent of such leasehold improvements was unknown. Payco requests have now been made known and the cost of land for additional parking, site lighting, landscaping, cost for additional HVAC for computer facilities, premiums for vinyl wallcoverings throughout the building, special electrical and CRT computer wiring, extra plumbing because of dense occupancy, far exceed normal building standards .

     NOW, THEREFORE, in consideration of these additional leasehold improvements and of the mutual benefits to be derived therefrom, it is agreed that Payco American Corporation shall pay to the

Dublin Investment Company, or its designee, a sum of four hundred nine thousand dollars ($409,000) for such leasehold improvements as outlined above, after Payco has reviewed such leasehold improvements and prior to the time that Payco moves into the new facility.

     IN WITNESS THEREOF, the Lessor and Lessee have caused this Addendum to Lease to be executed this 14 day of May, 1987.



                              /s/Neal R. Sparby
                              ---------------------------
                              Neal R. Sparby
                              Managing Partner

                              PAYCO AMERICAN CORPORATION
                              Lessee

                              By /s/Dennis Punches
                                 -------------------------
                                 President

[letterhead of The Daimler Group]


July 10,  1966



To:   Dublin Investment Company

Re:   Leasehold Improvements above building standard


    o Extra size of site to include ground parking,      $490,000
      landscaping, site lighting, etc.
      3.5 acres at $140,000/acre

    o Additional  HVAC for computer facilities as        $ 10,000
      well as to compensate for large
      quantity of employees.

    o Premium for vinyl wallcovering throughout.         $ 25,000

    o CRT, computer wiring and special  electrical       $ 13,000

    o Extra plumbing because of occupancy.               $ 10,000

    o Patio furniture                                    $  5,000
                                                         --------

                                   Total                 $553,000
                                                         ========